(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President and Chief Financial Officer
Telephone: 978.284.4000

MKS Instruments Reports Fourth Quarter and

Full Year 2007 Financial Results

Wilmington, Mass., February 7, 2008 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported fourth quarter and full year 2007 financial results.

Fourth Quarter Financial Results

Sales were $184.1 million, up 2 percent from $181.0 million in the third quarter of 2007 and down 8 percent from $199.9 million in the fourth quarter of 2006.

Net income was $15.2 million, or $0.27 per diluted share, compared to $21.4 million, or $0.37 per diluted share, in the third quarter of 2007 and $26.5 million, or $0.47 per diluted share, in the fourth quarter of 2006.

Non-GAAP net earnings, which exclude amortization of acquired intangible assets and special items, totaled $18.6 million, or $0.33 per diluted share, compared to $22.0 million, or $0.38 per diluted share, in the third quarter of 2007 and $25.9 million, or $0.46 per diluted share, in the fourth quarter of 2006.

Full Year Results

Net sales were $780.5 million compared to $782.8 million in 2006. Net income was $86.4 million, or $1.51 per diluted share, compared to $94.2 million, or $1.68 per diluted share, in 2006. Non-GAAP net earnings totaled $95.6 million, or $1.67 per diluted share, compared to $102.3 million, or $1.83 per diluted share, in 2006.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Leo Berlinghieri, Chief Executive Officer and President, said, “We exceeded our expectations for the fourth quarter, and achieved better than expected sales to semiconductor OEMs, and higher sequential sales to semiconductor fabs and non-semiconductor markets.

“Our strategy is to leverage our broad portfolio of semiconductor technology in other markets such as solar, flat panel display and greenhouse gas emissions monitoring for higher growth and to reduce the impact of semiconductor cyclicality. Our results for the fourth quarter and the year demonstrate that this strategy is working.

“While we are quite optimistic about our long term growth opportunities, we remain cautious about the near term outlook, with market conditions still unclear. Looking ahead to the first quarter, we expect sales could range from $180 to $190 million. Net income could range from $0.24 to $0.31 per diluted share on 55.1 million shares outstanding, and non-GAAP net earnings could range from $0.28 to $0.35 per diluted share.”

Management will discuss fourth quarter and full year financial results on a conference call today at 8:30 a.m. (Eastern Time). Dial-in numbers are 1-800-257-7087 for domestic callers and 303-262-2137 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through February 14, 2008, dial 303-590-3000, pass code 11107172#.

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, electrostatic charge management, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, and energy generation and environmental monitoring.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	December 31, 2007	December 31, 2006	September 30, 2007
Net sales	$184,063	$199,895	$181,014
Cost of sales	108,066	112,638	104,416

Gross profit	75,997	87,257	76,598
Research and development	18,361	18,018	17,159
Selling, general and administrative	32,251	34,621	32,494
Amortization of acquired intangible assets	4,091	4,020	3,877
Purchase of in-process technology	900	—	—

Income from operations	20,394	30,598	23,068
Impairment of investments	(1,457)	—	—
Interest income, net	3,592	2,797	4,010

Income before income taxes	22,529	33,395	27,078
Provision for income taxes	7,368	6,902	5,696

Net income	$15,161	$26,493	$21,382

Net income per share:
Basic	$0.27	$0.47	$0.38
Diluted	$0.27	$0.47	$0.37
Weighted average shares outstanding:
Basic	55,415	55,914	56,809
Diluted	55,946	56,561	57,482
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$15,161	$26,493	$21,382
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	4,091	4,020	3,877
Purchase of in-process technology	900	—	—
Benefit for income taxes (Note 1)	—	(3,129)	(1,847)
Tax effect of adjustments	(1,507)	(1,481)	(1,427)

Non-GAAP net earnings (Note 2)	$18,645	$25,903	$21,985

Non-GAAP net earnings per share (Note 2)	$0.33	$0.46	$0.38

Weighted average shares outstanding — diluted	55,946	56,561	57,482

Note 1: The three month period ended September 30, 2007 includes a benefit of $1,847 attributable to a discrete tax matter related to our research and development tax credits. The three month period ended December 31, 2006 includes a net benefit of $3,129 primarily attributable to the impact on prior quarters of the retroactive extension of the R&D tax credit from January 1, 2006 through December 31, 2006 and to a reduction of the valuation allowance on state tax credits.

Note 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Twelve Months Ended December 31,
	2007	2006
Net sales	$780,487	$782,801
Cost of sales	449,000	444,679

Gross profit	331,487	338,122
Research and development	72,170	69,702
Selling, general and administrative	135,249	127,703
Amortization of acquired intangible assets	16,183	17,376
Purchase of in-process technology	900	800

Income from operations	106,985	122,541
Impairment of investments	(1,457)	—
Interest income, net	14,488	8,400

Income before income taxes	120,016	130,941
Provision for income taxes	33,656	36,706

Net income	$86,360	$94,235

Net income per share:
Basic	$1.53	$1.70
Diluted	$1.51	$1.68
Weighted average shares outstanding:
Basic	56,349	55,395
Diluted	57,173	55,961
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$86,360	$94,235
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	16,183	17,376
Purchase of in-process technology	900	800
Benefit for income taxes (Note 1)	(1,847)	(3,730)
Tax effect of adjustments	(5,962)	(6,370)

Non-GAAP net earnings (Note 2)	$95,634	$102,311

Non-GAAP net earnings per share (Note 2)	$1.67	$1.83

Weighted average shares outstanding — diluted	57,173	55,961

Note 1: The twelve month period ended December 31, 2007 includes a benefit of $1,847 attributable to a discrete tax matter related to our research and development tax credits. The twelve month period ended December 31, 2006 includes a net benefit of $3,730 primarily attributable to certain discrete tax matters related to our international operations and to a reduction of the valuation allowance on state tax credits.

Note 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	December 31, 2007	December 31, 2006
ASSETS
Cash and short-term investments	$323,765	$289,957
Trade accounts receivable	107,504	123,658
Inventories	150,731	149,820
Other current assets	27,980	28,003

Total current assets	609,980	591,438
Property, plant and equipment, net	81,365	79,463
Long-term investments	—	2,816
Goodwill	337,473	323,973
Other acquired intangible assets	36,141	43,104
Other assets	11,301	2,926

Total assets	$1,076,260	$1,043,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$20,203	$23,021
Accounts payable	28,683	38,541
Accrued expenses and other liabilities	46,859	68,335

Total current liabilities	95,745	129,897
Long-term debt	5,871	6,113
Other long-term liabilities	20,635	6,491
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	685,465	680,164
Retained earnings	255,244	210,877
Other stockholders’ equity	13,187	10,065

Total stockholders’ equity	954,009	901,219

Total liabilities and stockholders’ equity	$1,076,260	$1,043,720